                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE                       For Additional Information Contact:
                                            Robert Lentz
                                            Investor Relations
                                            (614) 876-2000


                        SUPERCONDUCTIVE COMPONENTS, INC.
                       COMPLETES PRIVATE EQUITY FINANCING

COLUMBUS, Ohio (October 19, 2005) Superconductive Components, Inc. (OTCBB:
SCCI), a manufacturer of ceramics and metals for advanced applications in batteries, photonic/optical, and high temperature superconductive products, today announced the successful completion of a private equity financing. The company received $1,386,000 in cash for 693,000 shares of the Company's common stock at a price of $2 per share and five-year warrants to purchase an additional 173,250 shares of common stock at $3 per share. The company also converted $587,110 of liabilities into 293,555 shares of common stock and five-year warrants to purchase and additional 73,389 shares of common stock at $3 per share.

Dan Rooney, Chairman, President and Chief Executive Officer, commented, "We are very pleased to have successfully completed this private equity placement. It represents the largest single financing in the company's 18-year history and significantly strengthened our capital structure and balance sheet. This financing also enables the company to continue implementing its long-term growth strategy. Our plan is to use most of these funds to further expand manufacturing capacity in response to increased demand for our products in the photonic/optical and thin-film battery markets."

Mr. Rooney added, "As a result of this private equity placement, we have further diversified our shareholder base. We are actively pursuing plans to increase shareholder value and also improve liquidity for the company's common stock."

About Superconductive Components, Inc.

Superconductive Components, Inc. operates through SCI Engineered Materials and manufactures ceramics and metals for advanced applications such as thin film batteries, superconductors, and advanced optical systems. The company also provides materials for thin film applications used in photovoltaics, electronic switches, hardness and decorative coatings. The company is a global materials supplier with clients in more than 40 countries. Additional information is available at http://www.sciengineeredmaterials.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the company and its management, and specifically include statements regarding the company's planned use of the proceeds (paragraph 2), and plans to increase shareholder value and improve liquidity for its common stock (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the development of the thin film battery market, the impact of competitive products and services, the ability to adapt to technological changes, the availability of capital, and other risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings, including the company's Annual Report on Form 10-KSB for the year ended December 31, 2004. One or more of these factors have affected, and could in the future affect, the company's projections. Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company, or any other persons, that the objectives and plans of the company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the company. The company assumes no obligation to update any forward-looking statements.


                                       ###